                                                                   Exhibit 13(b)




               Consent of Independent Certified Public Accountants




The Board of Directors
The Travelers Insurance Company


We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants."

KPMG LLP


Hartford, Connecticut
April 23, 1999